Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of ordinary shares, no par value, of Evotec SE is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The execution and filing of this agreement shall not be construed as an admission that the undersigned are a group, or have agreed to act as a group.

Dated:  November 15, 2021

MUBADALA INVESTMENT COMPANY PJSC

By:	_/s/Andre Namphy____________________
	Name:	Andre Namphy
	Title:	Authorized Signatory

Mamoura Diversified Global Holding PJSC

By:	_/s/Andre Namphy____________________
	Name:	Andre Namphy
	Title:	Authorized Signatory

MUBADALA TECHNOLOGY INVESTMENTS LLC

By:	_/s/Andre Namphy____________________
	Name:	Andre Namphy
	Title:	Authorized Signatory

ATIC SECOND INTERNATIONAL INVESTMENT COMPANY LLC

By:	_/s/Andre Namphy____________________
	Name:	Andre Namphy
	Title:	Authorized Signatory

SCHEDULE A-1

DIRECTORS AND EXECUTIVE OFFICERS OF MUBADALA INVESTMENT COMPANY PJSC

The following table sets forth the name, present principal occupation or employment, and the name and principal business of the corporation or organization in which the employment is conducted for each member of the board of directors and each executive officer of Mubadala Investment Company PJSC.  Each director of Mubadala Investment Company PJSC, and, except where indicated below, each executive officer is a citizen of the United Arab Emirates.  Except where indicated below, the business address of each such executive officer and director is Mubadala Investment Company PJSC, P.O. Box 45005, Abu Dhabi, United Arab Emirates.  Information about the other Reporting Persons is set forth in Item 2 of this Statement.

Directors

Name:	Business Address:	Position:

His Highness Sheikh Mohamed bin Zayed Al Nahyan	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Crown Prince of Abu Dhabi and Deputy Supreme Commander of the UAE Armed Forces, and Chairman of the Executive Council, Chairman
His Highness Sheikh Mansour bin Zayed Al Nahyan	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Deputy Prime Minister and Minister of Presidential Affairs of the United Arab Emirates, Vice-Chairman
His Excellency Mohammed Ahmed Al Bowardi	P.O. Box 45005, Abu Dhabi, United Arab Emirates	United Arab Emirates Minister of State for Defense Affairs, Member

His Excellency Khaldoon Khalifa Al Mubarak	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Group Chief Executive Officer and Managing Director, Mubadala Investment Company PJSC

Mahmood Ebraheem Al Mahmood	P.O. Box 45005, Abu Dhabi, United Arab Emirates	CEO of ADS Holding, Member

His Excellency Suhail Mohamed Faraj Al Mazrouei	P.O. Box 45005, Abu Dhabi, United Arab Emirates	United Arab Emirates Minister of Energy & Infrastructure, Member

His Excellency Abdulhamid Saeed	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Former Governor of the UAE Central Bank, Member

Executive officers

Name:	Position:

His Excellency Khaldoon Khalifa Al Mubarak	Group Chief Executive Officer and Managing Director

Waleed Al Mokarrab Al Muhairi	Deputy Group Chief Executive Officer

Hommaid Al Shimmari	Deputy Group Chief Executive Officer, Chief Corporate & Human Capital Officer

Carlos Obeid	Chief Financial Officer
(Lebanon)

Samer Saleh Halawa	Chief Legal Officer
(Jordan)

Ahmed Yahia Al Idrissi	Chief Executive Officer, Direct Investments
(Canada)

Hani Barhoush	Chief Executive Officer, Disruptive Investments
(United States)

Khaled Al Qubaisi	Chief Executive Officer, Real Estate & Infrastructure Investments

Ahmed Saeed Al Calily	Chief Strategy & Risk Officer

Musabbeh Al Kaabi	Chief Executive Officer, UAE Investments
Saeed Al Mazrouei	Deputy Platform Chief Executive Officer, Direct Investments

SCHEDULE A-2

DIRECTORS AND EXECUTIVE OFFICERS OF Mamoura Diversified Global Holding PJSC

The following table sets forth the name, present principal occupation or employment, and the name and principal business of the corporation or organization in which the employment is conducted for each member of the board of directors of Mamoura Diversified Global Holding PJSC.  Each director of Mamoura Diversified Global Holding PJSC, except where indicated below, is a citizen of the United Arab Emirates.  Except where indicated below, the business address of each such executive officer and director is Mamoura Diversified Global Holding PJSC, P.O. Box 45005, Abu Dhabi, United Arab Emirates.  Information about the other Reporting Persons is set forth in Item 2 of this Schedule 13D.

Directors

Name:	Business Address:	Position:

Waleed Al Mokarrab Al Muhairi	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Deputy Group Chief Executive Officer, Mubadala Investment Company PJSC

Hommaid Al Shimmari	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Deputy Group Chief Executive Officer, Chief Corporate & Human Capital Officer, Mubadala Investment Company PJSC

Carlos Obeid (Lebanon)	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Chief Financial Officer, Mubadala Investment Company PJSC

Samer Halawa (Jordan)	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Chief Legal Officer, Mubadala Investment Company PJSC

SCHEDULE A-3

DIRECTORS AND EXECUTIVE OFFICERS OF Mubadala Technology Investments LLC

The following table sets forth the name, present principal occupation or employment, and the name and principal business of the corporation or organization in which the employment is conducted for each member of the board of directors of Mubadala Technology Investments LLC.  Each director of Mubadala Technology Investments LLC, except where indicated below, is a citizen of the United Arab Emirates.  Except where indicated below, the business address of each such executive officer and director is Mubadala Technology Investments LLC, P.O. Box 45005, Abu Dhabi, United Arab Emirates.  Information about the other Reporting Persons is set forth in Item 2 of this Schedule 13D.

Directors

Name:	Business Address:	Position:
Tim Breen (United Kingdom)	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Executive Director, Direct Investments, Mubadala Investment Company PJSC
Rajesh Gopalakrishnan (India)	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Chief Financial Officer, Direct Investments, Mubadala Investment Company PJSC
Andre Namphy (United States)	P.O. Box 45005, Abu Dhabi, United Arab Emirates	General Counsel, Direct Investments, Mubadala Investment Company PJSC

SCHEDULE A-4

DIRECTORS AND EXECUTIVE OFFICERS OF

ATIC Second International Investment company LLC

The following table sets forth the name, present principal occupation or employment, and the name and principal business of the corporation or organization in which the employment is conducted for each member of the board of directors of ATIC Second International Investment Company LLC.  Each director of ATIC Second International Investment Company LLC, except where indicated below, is a citizen of the United Arab Emirates.  Except where indicated below, the business address of each such executive officer and director is ATIC Second International Investment Company LLC, P.O. Box 45005, Abu Dhabi, United Arab Emirates.  Information about the other Reporting Persons is set forth in Item 2 of this Schedule 13D.

Directors

Name:	Business Address:	Position:
Tim Breen (United Kingdom)	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Executive Director, Direct Investments, Mubadala Investment Company PJSC
Rajesh Gopalakrishnan (India)	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Chief Financial Officer, Direct Investments, Mubadala Investment Company PJSC
Andre Namphy (United States)	P.O. Box 45005, Abu Dhabi, United Arab Emirates	General Counsel, Direct Investments, Mubadala Investment Company PJSC